Exhibit 10.38

VOTING  AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of November 7, 2012 (the “Agreement”), among PULSE ELECTRONICS CORPORATION, a Pennsylvania corporation (“Pulse”) and the undersigned stockholders (each, a “Holder”) of Pulse.

RECITALS:

WHEREAS, Pulse, Technitrol Delaware, Inc., the investors signatory thereto (the “Investors”)and solely for purposes of Sections 2.02, 4.05 and 8.09 of the Investment Agreement, Pulse Electronics (Singapore) Pte. Ltd., intend to enter into that certain Investment Agreement of even date herewith (as the same may be amended or supplemented, the “Investment Agreement”), pursuant to which the Investors will (i) make to Pulse the Term A Loans in exchange for notes in respect of the Term A Loans, to the extent required under the terms of the Credit Agreement, and Common Stock and the Warrant, and (ii) surrender the Convertible Notes held by the Investors in exchange for notes in respect of the Term B Loans, to the extent required under the terms of the Credit Agreement, and Common Stock, in each case in accordance with the terms set forth therein and in the Credit Agreement, as applicable;

WHEREAS, each Holder is the beneficial owner of the shares of Common Stock set forth opposite such Holder’s name on Exhibit A (such shares, such Holder’s “Existing Shares” and, together with any shares of Common Stock acquired after the date hereof by such Holder, such Holder’s “Shares”);

WHEREAS, capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Investment Agreement; and

WHEREAS, as an inducement and a condition to the Investors entering into the Investment Agreement, each Holder and Pulse is entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Agreement to Vote.  Each Holder agrees that, from and after the date hereof and until the termination of this Agreement, at any meeting of the Holders, or in connection with any written consent of the Holders, such Holder shall vote (or cause to be voted) such Holder’s Shares (i) in favor of adoption of the amendment to the Articles of Incorporation set forth on Exhibit B to the Investment Agreement and (ii) against any action involving Pulse or its Subsidiaries or Affiliates which results or is reasonably likely to result in the breach by Pulse of a representation, warranty or covenant in the Investment Agreement or the impairment of Pulse’s ability to consummate the transactions contemplated by the Investment Agreement.

2.             Proxy.  Each Holder hereby grants to Pulse a proxy to vote the Shares as indicated in Section 1 above until the termination of this Agreement in accordance with its terms.  Each Holder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Holder with respect to the Shares.

3.             Retention of Shares.  Each Holder agrees that he, she or it will not, prior to termination of this Agreement, directly or indirectly, sell, short sell, transfer, pledge, assign, tender or otherwise dispose of any of such Holder’s Shares (a “Transfer”) or enter into any contract, arrangement or understanding with respect to a Transfer of the Shares.

4.             Representations and Warranties.

Each Holder represents and warrants, severally and not jointly, to Pulse as follows:

(a)           Such Holder represents and warrants that he, she or it has, and at all times during the term of this Agreement will continue to have, beneficial ownership of, good and valid title to and full and exclusive power to vote and to Transfer the Shares.  Such Holder’s Existing Shares constitute all of the Shares owned of record or beneficially by the Holder as of the date hereof.  There are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating such Holder to Transfer or cause to be Transferred to any Person any of such Holder’s Shares.  No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Holder’s Shares.

(b)           To the extent applicable, such Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  To the extent applicable, such Holder is not in violation of any of the provisions of such Holder’s articles of incorporation, bylaws or comparable organizational or trust documents, as applicable.

(c)           Such Holder has full power and authority, and, to the extent applicable, is duly authorized, to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder.  To the extent applicable, the execution and delivery of this Agreement and the performance of the obligations contemplated hereunder, have been duly and validly approved by the board of directors or comparable governing body of such Holder and authorized by all necessary action.  This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by such Holder or the performance of such Holder’s obligations hereunder.

(d)           The execution, delivery, and performance by such Holder of this Agreement will not (i) violate any provision of Law to which such Holder is subject, (ii) violate any order, judgment, or decree applicable to such Holder, or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder is a party or, to the extent applicable, any term or condition of its articles of incorporation or by-laws or comparable organizational or trust documents, as applicable.

(e)           The execution and delivery by such Holder of this Agreement does not, and the performance of his, her or its obligations hereunder will not, require him, her or it to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Entity, except such filings and authorizations as have been or will be obtained.

(f)            None of such Holder’s Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement.  None of such Holder’s Shares is subject to any pledge agreement with respect to such Holder’s Shares.

5.             Termination.  This Agreement shall terminate on the earlier of (i) the adoption of the amendment of the Articles of Incorporation contemplated by Section 1or (ii) the date the Investment Agreement is terminated in accordance with its terms.

6.             Acknowledgment.  Each Holder acknowledges that Pulse will be irreparably harmed by and that there will be no adequate remedy at law for a violation by such Holder hereof.  Without limiting other remedies, Pulse shall have the right to enforce this Agreement by specific performance or injunctive relief.

7.             Binding on Successors.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the heirs, successors and permitted assigns of each Holder and the successors and permitted assigns of Pulse.  No party hereto may assign any rights or obligations hereunder to any other person, except upon the prior written consent of the other party, and any purported assignment in violation of this Section 7 shall be void ab initio.

8.             Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof that would apply the laws of another jurisdiction.  Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the Supreme Court of the State of New York sitting in the County of New York or the United States District Court of the Southern District of New York, and any appellate court from any thereof. Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the immediately preceding sentence.

9.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

10.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PULSE ELECTRONICS CORPORATION

By:	/s/ Ralph E. Faison
Name:	Ralph E. Faison
Title:	President and CEO

HOLDER

/s/ Alan Benjamin
Name:	Alan Benjamin

HOLDER

/s/ John E. Burrows Jr.
Name:	John E. Burrows Jr

HOLDER

/s/ Justin C. Choi
Name:	Justin C. Choi

HOLDER

/s/ Steven G. Crane
Name:	Steven G. Crane

HOLDER

/s/ Howard C. Deck
Name:	Howard C. Deck

HOLDER

/s/ John Dickson
Name:	John Dickson

HOLDER

/s/ Ralph E. Faison
Name:	Ralph E. Faison

HOLDER

/s/ John Houston
Name:	John Houston

HOLDER

/s/ C. Mark Melliar-Smith
Name:	C. Mark Melliar-Smith

HOLDER
/s/ Lawrence P. Reinhold
Name:	Lawrence P. Reinhold